EXHIBIT 4.1

                       INCORPORATED UNDER THE LAWS OF THE
                                STATE OF NEVADA
NUMBER                                                                  SHARES

                                 DESCORP, INC.

                 25,000,000 AUTHORIZED SHARES OF $.001 PAR VALUE
                                 NON-ASSESSABLE                       CUSIP NO.

This is to certify that



                                  S A M P L E


is the record holder of


shares of                          DESCORP, INC.               Common Stock
transferrable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:


/s/                               DESCORP, INC.                  /s/
Secretary                          CORPORATE                     President
                                      Seal
                                     NEVADA

COUNTERSIGNED AND REGISTERED BY
FIRST AMERICAN STOCK TRANSFER, INC.
706 EAST BELL ROAD, Suite 202, PHOENIX, ARIZONA 85022


AUTHORIZED SIGNATURE